                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-8

                             REGISTRATION STATEMENT
                   UNDER THE SECURITIES EXCHANGE ACT OF 1934
                        Commission File Number 33-18050



                            STONE MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)



        Colorado                                      87-0447213
(State of Incorporation)                 (I.R.S. Employer Identification Number)


               634 Preston Royal, Suite 214, Dallas, Texas  75230
          (Address of Principal Executive Offices, including zip code)


          STONEMEDIA 1996 SPECIAL EMPLOYEE AND CONSULTANT BENEFIT PLAN
                              (Full Title of Plan)


        Robert Kincaid, Chief Operating Officer, Stone Media Corporation
               634 Preston Royal, Suite 214, Dallas, Texas  75230
                                 (214) 361-2094
          (Name, Address, and Telephone Number of Including Area Code)




                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
TITLE OF                                  Proposed               Proposed
SECURITIES        AMOUNT                  Maximum                Maximum             Amount of
TO BE             TO BE                   Offering Price         Aggregate           Registration
REGISTERED        REGISTERED              Per Share (1)          Offering Price      Fee
-------------------------------------------------------------------------------------------------
Common Stock     1,000,000                 $0.50                 $500,000            $145
-------------------------------------------------------------------------------------------------

(1) Calculation pursuant to Rule 457(c).

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION BY REFERENCE.

         (a) Registrant's latest Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

         (b) Registrant"s latest Quarterly Report on Form 10-Q for the quarter ended October 31, 1995.

         (c) Registrant's Current Report on Form 8-K filed of dated January 9, 1997.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is Registrant's $0.001 par value common stock which is described in registrant's registration statement filed with respect thereto pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation provide that its directors and officers are required to be indemnified as of right to the fullest extent permitted under the Colorado Business corporation Act (the "CBCA"), in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of Registrant, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director of officer in his or here capacity as a director, officer, employee, agent or fiduciary of Registrant or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of Registrant. Persons who are not directors or officers of registrant may be similarly indemnified in respect of said service to the extent authorized by the board of directors of Registrant. Under the CBCA, directors officers, employees or agents are entitled to indemnification against expenses (including attorney fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with Registrant. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the CBCA for expenses (including attorney fees), judgment, fines, penalties and reasonable settlements, if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably to be in and not opposed to the best interest of Registrant or its shareholders and with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of Registrant, indemnification is permitted under the CBCA for expenses (including attorney fees). With respect to actions brought by or in the right of Registrant , if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation or tits shareholder, indemnification is permitted: provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that the indemnification is fair and reasonable in view of tall the circumstances of the case.

         The CBCA and Registrant's Articles of Incorporation also authorize Registrant to provide indemnification broader then that set forth in the CBCA and the Articles. Pursuant to this authority Registrant has agreed to indemnify its officers, directors employees and agents to the fullest extent
permitted by law irrespective of the kind of claim or outcome.   Registrant is
not liable under the agreements where the claim involved intentional misconduct, a knowing violation of law or an improper personal benefit to the indemnitee the claim involved certain unlawful disbursement of corporate funds other assets, or other assets, the claim involved a violation of Section 16(b) of the Exchange Act, or other similar provision of state law or where indemnification is otherwise prohibited by law.

         Bylaws and the Colorado corporation statutes provide for the indemnification of directors and officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         5 Opinion concerning the legality of securities being registered.

         10      StoneMedia Employee Benefit Plan

         23      Consent of Panipinto & Associates, Attorneys at Law

ITEM 9.  Undertakings.

         The Registrant hereby undertakes pursuant to Rule 512:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) For the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) and Section 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors officers, and controlling persons of the Registrant pursuant to Articles of Incorporation, bylaws or statute, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities be registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed int he Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.



                                        STONE MEDIA CORPORATION,
                                        a Colorado corporation



                                        /s/ TOMMY STONE
                                        -------------------------------------
                                        Tommy Stone, President and Director
                                        Dated    01/07/97


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons in the capacities and on the date indicated.




/s/ TOMMY STONE                          /s/ RICHARD KINCAID
-----------------------------------     -------------------------------------
Tommy Stone, President and Director     Richard Kincaid, Treasurer and Acting
Dated: 01/07/97                         Chief Financial Officer
                                        Dated: 01/06/97

/s/ ROBERT KINCAID                      /s/ JOSEPH F. COUGHLIN
-----------------------------------     -------------------------------------
Robert Kincaid, Chief Operating         Joseph F. Coughlin, Director
Officer and Director                    Dated: 01/06/97
Dated: 01/06/97

/s/ JAMES J. ROACH                      /s/ ELBERT G. TINDELL
-------------------------------         ------------------------------------
James J. Roach, Director                Elbert G. Tindell,  Chairman and
Dated: 01/06/97                         Chief Executive Officer
                                        Dated:  01/07/97

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
   5       Opinion concerning the legality of securities being registered.

   10      StoneMedia Employee Benefit Plan

   23      Consent of Panipinto & Associates, Attorneys at Law